Exhibit 10(a)

FIRST AMENDMENT TO
SIXTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(NewStar CP Funding LLC)

THIS FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of January 26, 2016 (this “Amendment”), is entered into by and among NEWSTAR CP Funding LLC, as the Borrower (the “Borrower”), NEWSTAR FINANCIAL, INC., as the Originator and the Servicer, the Lenders identified on the signature pages hereto and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the above-named parties have entered into that certain Sixth Amended and Restated Loan and Servicing Agreement, dated as of August 10, 2015 (as amended, the “Agreement”), by and among the Borrower, the Originator, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, Wells Fargo Bank, National Association, as the Swingline Lender, the Administrative Agent and U.S. Bank National Association, as the Trustee;

WHEREAS, pursuant to and in accordance with Section 13.1 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.Amendments.

2.1Clauses (i) and (ii) of the definition of “Concentration Limits” in Section 1.1 of the Agreement are hereby amended to read as follows:

(i)the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the same Moody’s Industry Classification Group shall not exceed the greater of (a) the Dollar threshold specified on Annex B hereto for the “Moody’s Industry Classification Limit: Greater of 17.5% and …” with respect to the then-applicable Facility Amount at such time and (b) 17.5% of the Borrowing Base; provided that (I) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the largest Moody’s Industry Classification Group may constitute up to the greater of (a) the Dollar threshold specified on Annex B hereto for the “Largest Moody’s Industry Classification Limit: Greater of 25.0% and …” with respect to the then-applicable Facility Amount at such time and (b) 25.0% of the

Borrowing Base, (II) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the second largest Moody’s Industry Classification Group may constitute up to the greater of (a) the Dollar threshold specified on Annex B hereto for the “Second Largest Moody’s Industry Classification Limit: Greater of 22.5% and …” with respect to the then-applicable Facility Amount at such time and (b) 22.5% of the Borrowing Base and (III) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the third largest Moody’s Industry Classification Group may constitute up to the greater of (a) the Dollar threshold specified on Annex B hereto for the “Third Largest Moody’s Industry Classification Limit: Greater of 20.0% and …” with respect to the then-applicable Facility Amount at such time and (b) 20.0% of the Borrowing Base;

(ii)the aggregate Adjusted Borrowing Value of all Eligible Loans to the same Obligor shall not exceed the Dollar threshold specified on Annex B hereto for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount at such time; provided that (i) up to two Obligors (including any Affiliate thereof and excluding any Obligors with First Lien Last Out Loans and Second Lien Loans) may each have an Adjusted Borrowing Value up to the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time, for the first 90 days after the acquisition by the Borrower and (ii) up to two additional Obligors (including any Affiliate thereof and excluding any Obligors with First Lien Last Out Loans and Second Lien Loans) may each have an Adjusted Borrowing Value up to the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time for the first 90 days after the acquisition by the Borrower; provided further that the limits referenced above in this clause (ii) may each be increased by the relevant Large Obligor Adjustment Amount.  Any such increase to the limit for a given Obligor pursuant to this clause (ii) must be offset with a corresponding reduction to the limit applicable to one of the Obligors under clause (i) above;

2.2Clauses (iv), (v), (vi) and (vii) of the definition of “Concentration Limits” in Section 1.1 of the Agreement are hereby amended to read as follows:

(iv)the aggregate Adjusted Borrowing Value of all Eligible Loans where the related Obligor is organized under the law of Canada shall not exceed the greater of (a) the Dollar threshold specified on Annex B hereto for the “Canadian Loans: Greater of 15.0% and …” with respect to the then-applicable Facility Amount at such time and (b) 15.0% of the Borrowing Base;

(v)the aggregate Adjusted Borrowing Value of all Eligible Loans rated “Caa1” or lower shall not exceed the greater of (a) the Dollar threshold specified on Annex B hereto for the “Caa1 or Lower Loans: Greater of 25.0% and …” with respect to the then-applicable Facility Amount at such time and (b) 25.0% of the Borrowing Base;

(vi)the aggregate Adjusted Borrowing Value of all First Lien Last Out Loans and Second Lien Loans shall, collectively, not exceed the greater of (a) 17.5% of the Borrowing Base and (b) the Dollar threshold specified on Annex B hereto for the “First Lien Last Out & Second Lien Loans: Greater of 17.5% and …” with respect to the then-applicable Facility Amount at such time; and

(vii)the aggregate Adjusted Borrowing Value of all Second Lien Loans shall not exceed the greater of (a) 5% of the Borrowing Base and (b) the Dollar threshold specified on Annex B hereto for the “Second Lien Loans: Greater of 5.0% and …” with respect to the then-applicable Facility Amount at such time.

2.3Clause (w) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended to read as follows:

(w)(i) the funding obligations for such Loan have been fully satisfied and all sums available thereunder have been fully advanced or (ii) such Loan is a Revolving Loan or a Delayed Draw Term Loan and the inclusion of such Loan in the Collateral does not result in the aggregate commitments of the Borrower under all Revolving Loans and the aggregate unfunded commitments of the Borrower under all Delayed Draw Term Loans included in the Collateral exceeding the Dollar threshold specified on Annex B hereto for the “Eligibility Criteria: Revolving Loans & Delayed Draw Loans (clause w)” with respect to the then-applicable Facility Amount at such time;

2.4Clause (pp) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended to read as follows:

(pp)(i) if such Loan is subject to the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time on the applicable Cut-Off Date, then as of such Cut-Off Date there is unused funding capacity under other financing vehicles managed by the Company or its Affiliates and/or funding capacity under any Subsidiary of the Company or its Affiliates (in each case, other than funding capacity hereunder) in an amount in the aggregate at least equal to the excess over the Dollar threshold specified on Annex B hereto for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount at such time and (ii) if such Loan is subject to the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning and/or Syndication Limit

(2 Exceptions)” with respect to the then-applicable Facility Amount at such time on the applicable Cut-Off Date, then as of such Cut-Off Date, there is unused funding capacity under other financing vehicles managed by the Company or its Affiliates or capacity under any Subsidiary of the Company or its Affiliates (in each case, other than funding capacity hereunder) in an amount in the aggregate at least equal to the excess over the sum of the Dollar threshold specified on Annex B hereto for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount at such time plus the amount that the Company expects to syndicate to third parties (such amount not to exceed the difference between (x) the Dollar threshold specified on Annex B for the “Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time, prior to the application of the Large Obligor Adjustment Amount and (y) the Dollar threshold specified on Annex B for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount); provided that, in either case, this criteria shall in no way be construed to require any purchase of such Loan by the Company or its Affiliates.

2.5The definition of “Facility Amount” in Section 1.1 of the Agreement is amended to read as follows:

“Facility Amount”:  $475,000,000 on the Sixth Amended and Restated Closing Date; provided that, at the election of the Borrower at the direction of the Servicer, the Facility Amount may be reduced by up to $100,000,000 at any point prior to the end of the Revolving Period pursuant to Section 2.5(a)(x); provided further that the Facility Amount may be increased upon the request of the Borrower and approval of the Administrative Agent in its sole discretion at any point subsequent to the Sixth Amended and Restated Closing Date and prior to the end of the Revolving Period upon and subject to (i) the agreement by new or existing Lenders (in their sole discretion) to provide the increased Commitment and (ii) neither an Unmatured Termination Event nor a Termination Event shall have occurred immediately prior to or after giving effect to the increased Commitment; provided that at all times after the Revolving Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

2.6Section 1.1 of the Agreement is amended to add the definition of “Large Obligor Adjustment Amount” thereto as alphabetically appropriate as follows:

“Large Obligor Adjustment Amount”:  An amount calculated for a given Obligor with respect to which the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)” given the then-applicable Facility Amount at such time is applicable.  Such amount shall be equal to the least of (a) the applicable Dollar threshold specified on Annex B hereto for the “Large Obligor Adjustment Cap” with respect to the then-applicable Facility Amount at such time; (b) as of the applicable Cut-Off Date for any Loans to such

Obligor, an amount up to the Adjusted Borrowing Value; provided that unused funding capacity exists under other financing vehicles managed by the Company or its Affiliates or capacity under any Subsidiary of the Company or its Affiliates to purchase that portion of such Loans (in each case, other than funding capacity hereunder); (c) the Adjusted Borrowing Value of Loans to such Obligor that the Company expects to syndicate to third parties (such amount not to exceed an amount equal to the difference between (x) the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time, prior to the application of the Large Obligor Adjustment Amount and (y) the Dollar threshold specified on Annex B hereto for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount at such time); (d) the amount by which the Adjusted Borrowing Value for such Obligor (excluding the portion that the Company expects to syndicate to third parties) exceeds the Dollar threshold specified on Annex B hereto for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount at such time; and (e) the amount by which the Adjusted Borrowing Value for such Obligor exceeds the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time, prior to the application of the Large Obligor Adjustment Amount.

2.7Section 2.21(i) of the Agreement is amended to read as follows:

At least one Business Day prior to each Discretionary Sale Date, the Borrower shall have given the Administrative Agent (with a copy to the Trustee) written notice of its intent to effect a Discretionary Sale (each such notice, a “Discretionary Sale Notice”), specifying the Discretionary Sale Date and including a list of all Loans to be sold and assigned pursuant to such Discretionary Sale, and the Administrative Agent shall have consented in writing to such Discretionary Sale in its sole and absolute discretion; provided that no consent of the Administrative Agent shall be required (1) if the sum of the OLB of all Loans subject to a Discretionary Sale during any twelve month period does not exceed an amount equal to 15% of the highest OLB during the immediately preceding twelve month period; (2) if such Discretionary Sale is of a Loan which has been included in the Collateral for less than 90 days and (x) at least $7,500,000 in OLB of such Loan remains in the Collateral following such sale and (y) if such Loan was subject to the Dollar threshold specified on Annex B hereto for the “Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)” with respect to the then-applicable Facility Amount at such time, then an amount at least equal to the sum of the Dollar threshold specified on Annex B hereto for the “Base Large Obligor Limit” with respect to the then-applicable Facility Amount at such time plus the Large Obligor Adjustment Amount shall remain held by the Company or its Affiliates following such Discretionary Sale; or (3) if such sale by the Borrower is being completed to cure a

Borrowing Base Deficiency, so long as immediately after giving effect to such sale and any other substitution or transfer substantially contemporaneously therewith, the Borrowing Base Deficiency shall be cured; provided however that, notwithstanding the foregoing, any Discretionary Sale to an Affiliate of the Borrower other than (x) pursuant to clause (2) or (3) above or (y)(A) if the sale price equals or exceeds the greater of the Assigned Value of such Loan and 50% of the par amount of such Loan and (B) the aggregate amount of such sales under this clause (y) does not exceed 10% of the Facility Amount per annum, shall require the prior written consent of the Administrative Agent in its sole and absolute discretion;

2.8Annex B of the Agreement is hereby amended by deleting the “Scale of Select Defined Terms Based on Facility Amount” in its entirety and inserting in lieu thereof a new “Scale of Select Defined Terms Based on Facility Amount” in the form of Exhibit A hereto.

SECTION 3.Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)this Amendment has been duly executed and delivered by it;

(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)there is no Termination Event, Unmatured Termination Event, or Servicer Default that is continuing or would result from entering into this Amendment.

SECTION 5.Conditions to Effectiveness.

The effectiveness of this Amendment is subject to (i) receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment and (ii) receipt by the parties hereto of all fees payable on the date hereof pursuant to the fee letters related hereto.

SECTION 6.Miscellaneous.

(a)This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	NEWSTAR CP FUNDING LLC
By: NewStar Financial, Inc., its Designated Manager By: /s/ JOHN KIRBY BRAY John Kirby Bray Chief Financial Officer
THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.
By: /s/ JOHN KIRBY BRAY John Kirby Bray Chief Financial Officer

[Signatures Continue on the Following Page]

S-1First Amendment to Sixth Amended and Restated LSA

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC
By:/s/ R. BEALE POPE Beale Pope Vice President
REVOLVING AND SWINGLINE LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ MATT JENSON Matt Jenson Director
REVOLVING LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION
By:/s/ JOHN SWAIN John Swain Director

S-2First Amendment to Sixth Amended and Restated LSA

Exhibit A

Scale of Select Defined Terms Based on Facility Amount

Facility Amount	175,000,000	225,000,000	275,000,000	325,000,000	425,000,000	475,000,000	500,000,000	525,000,000	550,000,000	575,000,000	600,000,000

Moody's Industry Classification Limit: Greater of 17.5% and …	17,500,000	17,500,000	25,000,000	25,000,000	32,500,000	32,500,000	32,500,000	32,500,000	32,500,000	32,500,000	32,500,000
Largest Moody's Industry Classification Limit: Greater of 25.0% and …	25,000,000	25,000,000	35,000,000	35,000,000	42,500,000	42,500,000	42,500,000	42,500,000	42,500,000	42,500,000	42,500,000
Second Largest Moody's Industry Classification Limit: Greater of 22.5% and …	22,500,000	22,500,000	31,500,000	31,500,000	38,750,000	38,750,000	38,750,000	38,750,000	38,750,000	38,750,000	38,750,000
Third Largest Moody's Industry Classification Limit: Greater of 20.0% and …	20,000,000	20,000,000	28,000,000	28,000,000	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000	35,000,000
Canadian Loans: Greater of 15.0% and …	15,000,000	15,000,000	20,000,000	20,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000
Caa1 or Lower Loans: Greater of 25.0% and …	25,000,000	25,000,000	35,000,000	35,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000
First Lien Last Out & Second Lien Loans: Greater of 17.5% and …	17,500,000	17,500,000	22,500,000	22,500,000	32,500,000	32,500,000	32,500,000	32,500,000	32,500,000	32,500,000	32,500,000
Second Lien Loans: Greater of 5.0% and …	5,000,000	5,000,000	7,500,000	7,500,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Base Large Obligor Limit	12,500,000	15,000,000	15,000,000	20,000,000	22,500,000	23,750,000	25,000,000	25,625,000	26,250,000	26,875,000	27,500,000
Large Obligor Seasoning Limit (2 Exceptions)	20,000,000	20,000,000	20,000,000	27,500,000	32,500,000	33,250,000	35,000,000	36,125,000	37,500,000	38,750,000	40,000,000
Large Obligor Seasoning and/or Syndication Limit (2 Exceptions)	20,000,000	20,000,000	20,000,000	27,500,000	32,500,000	33,250,000	35,000,000	36,125,000	37,500,000	38,750,000	40,000,000
Large Obligor Adjustment Cap	N/A	N/A	N/A	N/A	N/A	N/A	2,000,000	4,000,000	6,000,000	8,000,000	10,000,000
Fixed Rate Loans	20,000,000	20,000,000	28,000,000	28,000,000	30,000,000	33,250,000	35,000,000	36,000,000	37,000,000	38,000,000	39,000,000
Eligibility Criteria: Revolving Loans & Delayed Draw Loans (clause w)	25,000,000	25,000,000	25,000,000	25,000,000	30,000,000	35,625,000	37,500,000	38,000,000	38,500,000	39,000,000	40,000,000

Minimum Equity Amount - clause (i)	45,000,000	45,000,000	52,500,000	60,000,000	73,000,000	75,000,000	79,000,000	81,000,000	84,000,000	87,000,000	90,000,000

* The defined terms specified above will be adjusted based on the Facility Amount then in effect. For the avoidance of doubt, the $475,000,000 column above will apply on the Sixth Amended and Restated Closing Date. On any subsequent date of determination, the scale will vary depending on the Facility Amount then in effect (including, prior to the earlier to occur of the end of the Revolving Period, in respect of any decrease of the Facility Amount as a result of an optional prepayment and reduction of the Facility Amount).  In the event that the Facility Amount is equal to a number that is not reflected above, then the column used shall be the next lowest “Facility Amount” number (i.e., if the Facility Amount is equal to $455,000,000, then the column where the Facility Amount is equal to $425,000,000 will be used); provided that, upon any increase to the Facility Amount (but where the Facility Amount is not reflected above) the Administrative Agent and the Required Lenders, in their sole discretion, may determine that the column used to determine the scale shall be the next highest “Facility Amount” number. The Borrower, or the Servicer on its behalf, may at any time request revisions to this Annex B, which revisions will be subject to the prior written approval of the Administrative Agent and the Required Lenders.